                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              DM Management Company
--------------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

           Delaware                                              04-2973769
--------------------------------------------------------------------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

25 Recreation Park Drive, Hingham, Massachusetts                   02043
--------------------------------------------------------------------------------
   (Address of principal executive offices)                      (Zip Code)

                              DM MANAGEMENT COMPANY
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 Gordon R. Cooke
    President, Chief Executive Officer and Chairman of the Board of Directors
                              DM Management Company
                            25 Recreation Park Drive
                          Hingham, Massachusetts 02043
                                 (781) 740-2718
--------------------------------------------------------------------------------
                   (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                           Peter M. Rosenblum, Esquire
                            David R. Pierson, Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                                    Proposed
Title of                           Proposed         Maximum
Securities           Amount        Maximum          Aggregate       Amount of
to be                to be         Offering Price   Offering        Registration
Registered           Registered    Per Share        Price           Fee
--------------------------------------------------------------------------------

Common Stock         100,000       $28.625(1)       $2,862,500(1)   $844.44(1)
(par value $0.01)     shares
--------------------------------------------------------------------------------

         (1) Estimated pursuant to Rule 457 (c) and (h) based on the average of the high and low prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation National Market System on May 27, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) the Company's Annual Report on Form 10-K for the year ended December 27, 1997; and

         (b) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on September 27, 1993 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities registered hereby is being passed upon for the Company by Foley, Hoag & Eliot LLP, Boston, Massachusetts. David R. Pierson, a partner at Foley, Hoag & Eliot LLP, is Secretary of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article SIXTH of the Company's Certificate of Incorporation provides that the Company shall indemnify each person who at any time is, or shall have been, a director or officer of the Company, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer of the Company, or served at the request of the Company as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the Delaware General Corporation Law. Article SIXTH further provides that the foregoing right of indemnification is not exclusive of any other rights of indemnification. Section 10 of the Company's By-Laws provides that the Company shall indemnify its officers and directors to the full extent the Company is permitted to do so by the Delaware General Corporation Law.

         Section 102(b)(7) of the Delaware General Corporation Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock purchase or redemption that is unlawful under Section 174 of the Delaware Corporation Law or (iv) any transaction from which the director derived an improper personal benefit. Article EIGHTH of the Company's Certificate of Incorporation provides that to the maximum extent permitted by the Delaware General Corporation Law, no director of the Company shall be personally liable to the Company or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Company. No amendment to or repeal of the provisions of Article EIGHTH shall apply to or have any effect on the liability or the alleged liability of any director of the Company with respect to any act or failure to act of such director occurring prior to such amendment or repeal. A principal effect of such Article EIGHTH is to limit or eliminate the potential liability of the Company's directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (i) through (iv) above. Article EIGHTH does not prevent stockholders from obtaining injunctive or other equitable relief against directors, nor does it shield directors from liability under federal or state securities laws.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in such capacities. The Company has procured a directors' and officers' liability and company reimbursement liability insurance policy that (a) insures directors and officers of the Company against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (b) insures the Company against losses (above a deductible amount) arising from any such claims, but only if the Company is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Company's Certificate of Incorporation or By-Laws.

         Under the Underwriting Agreement among the Company and certain underwriters (the "Underwriters") represented by Wessels, Arnold & Henderson, L.L.C. and Montgomery Securities, filed as Exhibit 1.1 to the Company's Registration Statement on Form S-2, Registration No. 333-35267, the Underwriters are obligated, under certain circumstances, to indemnify directors and officers of the Company against certain liabilities, including liabilities under the Securities Act. In addition, Section 10(b) of the Ninth Amended and Restated Registration Rights Agreement among the Company and certain of its stockholders, filed as Exhibit 10.4 to the Company's Registration Statement on Form S-1, Registration No. 33-67512, requires such stockholders under certain circumstances to indemnify the directors and officers of the Company against certain liabilities, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

 4.1     Restated Certificate of Incorporation of the Company (included as
         Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 25, 1993, File No. 0-22480, and incorporated herein by reference).

 4.2 By-Laws of the Company, as amended (included as Exhibit 3.2 to the Company's Current Report on Form 8-K dated January 14, 1997, File No. 0-22480, and incorporated herein by reference).

 4.3     1998 Employee Stock Purchase Plan.

 5.1     Opinion of Counsel.

23.1     Consent of Independent Accountants.

23.2     Consent of Counsel (included in Exhibit 5.1).

24.1     Power of Attorney (contained on the signature page).

ITEM 9.  UNDERTAKINGS.

         1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         2.       The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the

                  Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 2(a)(1)(i) and 2(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hingham, Massachusetts, on this 28th of May, 1998.

                                             DM MANAGEMENT COMPANY


                                             By: /s/ Gordon R. Cooke
                                                 -------------------------------
                                                 Gordon R. Cooke
                                                 President, Chief Executive
                                                   Officer and Chairman of
                                                   the Board of Directors

                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Gordon R. Cooke and Olga L. Conley, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                          Date
---------                           -----                          ----

/s/ Gordon R. Cooke             President, Chief               May 28, 1998
----------------------           Executive Officer
Gordon R. Cooke                  and Chairman of the
                                 Board of Directors
                                 (Principal Executive
                                 Officer)


/s/ Olga L. Conley              Vice President of              May 28, 1998
----------------------           Finance, Chief
Olga L. Conley                   Financial Officer
                                 and Treasurer
                                 (Principal Financial
                                 and Accounting
                                 Officer)


/s/ William E. Engbers          Director                       May 28, 1998
----------------------
William E. Engbers


/s/ Walter J. Levison           Director                       May 28, 1998
----------------------
Walter J. Levison


/s/ Thomas J. Litle             Director                       May 28, 1998
----------------------
Thomas J. Litle


/s/ Ruth M. Owades              Director                       May 28, 1998
----------------------
Ruth M. Owades


/s/ Samuel L. Shanaman          Director                       May 28, 1998
----------------------
Samuel L. Shanaman

                                  EXHIBIT INDEX

Exhibit
  No.             Description
-------           -----------

 4.1 Restated Certificate of Incorporation of the Company (included as Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 25, 1993, File No. 0-22480, and incorporated herein by reference).

 4.2 By-Laws of the Company, as amended (included as Exhibit 3.2 to the Company's Current Report on Form 8-K dated January 14, 1997, File No. 0-22480, and incorporated herein by reference).

 4.3              1998 Employee Stock Purchase Plan.

 5.1              Opinion of Counsel

23.1              Consent of Independent Accountants

23.2              Consent of Counsel (included in Exhibit 5.1)

24.1              Power of Attorney (contained on the signature page)